July 8, 2011

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipt representing Three
(3) Common Shares of Asahi Breweries
Ltd.
(Form F6 File No. 333158509)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in name from Asahi Breweries Ltd. to Asahi
Group Holdings Ltd..

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name change for Asahi Breweries Ltd.

The Prospectus has been revised to reflect the new name, as follows:

Asahi Group Holdings Ltd.

Please contact me with any questions or
comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286